Exhibit 4.4

SECOND SUPPLEMENTAL INDENTURE, dated as of February 3, 2014 (this “Second Supplemental Indenture”), to the Indenture dated as of February 4, 2011 (the “Original Indenture”), by and among Westmoreland Coal Company, a Delaware corporation (the “Issuer”), Westmoreland Partners, a Virginia partnership (the “Co-Issuer”), the guarantors parties thereto (the “Guarantors”), Wells Fargo Bank, National Association, as trustee (the “Trustee”), and Wells Fargo Bank, National Association, as note collateral agent (the “Note Collateral Agent”), as amended and supplemented by the Supplemental Indenture dated as of January 21, 2012 among the Issuer, the Co-Issuer, the Guarantors, the Trustee and the Note Collateral Agent (the “First Supplemental Indenture” and, the Original Indenture, as amended and supplemented by the First Supplemental Indenture, the “Indenture”).
W I T N E S S E T H:
WHEREAS, the Issuer, the Co-Issuer, the Guarantors, the Trustee and the Note Collateral Agent have heretofore executed and delivered the Indenture, and the Issuer and the Co-Issuer have co-issued the 10.75% Senior Secured Notes due 2018 (the “Notes”) pursuant to the Indenture;
WHEREAS, Section 9.02 of the Indenture provides that, with the consent of the Holders of a majority in principal amount of the Notes then outstanding (voting as one class), the Issuer, the Co-Issuer, the Guarantors, the Trustee and the Note Collateral Agent may enter into a supplemental indenture for the purpose of amending certain provisions of the Indenture;
WHEREAS, in connection with the proposed acquisition by the Issuer of two subsidiaries of Sherritt International Corporation (together with certain related transactions, the “Sherritt Acquisition”), the Issuer has solicited consents (“the Consents”) of Holders of the Notes upon the terms and subject to the conditions set forth in the Consent Solicitation Statement dated January 24, 2014 (the “Consent Solicitation Statement”), and in the related Consent Form (the “Consent Form,” and, together with the Consent Solicitation Statement, the “Consent Solicitation”) to the proposed amendments (the “Proposed Amendments”) of certain provisions of the Indenture and the related security and intercreditor agreements;
WHEREAS, in connection with the Consent Solicitation, the Issuer will make a cash payment (the “Consent Payment”) to each Holder of $1.25 per $1,000 in principal amount of Notes as to which a duly executed Consent is delivered by such Holder on or prior to the expiration date of the Consent Solicitation that is not revoked prior to the Expiration Date, contingent upon completion of the Sherritt Acquisition and other conditions as described in the Consent Solicitation Statement;
WHEREAS, the Issuer has received the Consents from Holders of not less than a majority in principal amount of the Notes then outstanding (voting as one class), to effect the Proposed Amendments;
WHEREAS, the Issuer, the Co-Issuer and each of the Guarantors has been authorized by Board Resolutions to enter into this Second Supplemental Indenture;

WHEREAS, the Issuer has delivered to the Trustee an Officers’ Certificate as well as an Opinion of Counsel pursuant to Section 9.06 of the Indenture to the effect that the execution of this Second Supplemental Indenture by the Issuer, the Co-Issuer and each of the Guarantors is authorized or permitted by the Indenture and constitutes the legal, valid and binding obligations of the Issuer, the Co-Issuer and each of the Guarantors enforceable in accordance with its terms; and

WHEREAS, all other acts and proceedings required by law, by the Indenture and by the charter documents of the Issuer, the Co-Issuer and each of the Guarantors to make this Supplemental Indenture a valid and binding agreement for the purposes expressed herein, in accordance with its terms, have been duly done and performed.
NOW, THEREFORE, in consideration of the premises and the covenants and agreements contained herein, and for other good and valuable consideration the receipt of which is hereby acknowledged, the Issuer, the Co-Issuer, the Guarantors, the Trustee and the Note Collateral Agent hereby agree as follows:
ARTICLE ONE

SECTION 1.01.  Definitions.
Capitalized terms used in this Second Supplemental Indenture and not otherwise defined herein shall have the meanings assigned to such terms in the Indenture.
ARTICLE TWO

SECTION 2.01.  Amendment of Certain Definitions in Article One.
(a)    Section 1.01 of the Indenture is amended by deleting the text of clause (17) of the definition of “Permitted Liens” in its entirety and replacing it with the following:
“(17) Liens securing Obligations in respect of Indebtedness under the Revolving Credit Facility, but only to the extent such Indebtedness is incurred in reliance on and outstanding as set forth in clause (1) in the definition of Permitted Indebtedness;”
(b)    Section 1.01 of the Indenture is amended by deleting the text of clause (18) of the definition of “Permitted Liens” in its entirety and replacing it with the following:
“(18) [Deleted]”
(c)    Section 1.01 of the Indenture is amended by deleting the text of the definition of “Revolving Credit Facility” in its entirety and replacing it with the following:
“Revolving Credit Facility” means any revolving credit facilities, short-term working capital facilities, lines of credit or overdraft facilities that may be entered into from time to time under which the Issuer, the Co-Issuer or a Restricted Subsidiary is a borrower or a guarantor, including any notes, guarantees, collateral and security documents, instruments and agreements executed in connection therewith, and in each case as amended, amended and restated, supplemented, modified, refinanced, replaced or otherwise restructured, in whole or in part, from time to time.”
(d)    Section 1.01 of the Indenture is amended by deleting the text of the definition of “Revolving Credit Facility Obligations” in its entirety and replacing it with the following:
“Revolving Credit Facility Obligations” means the indebtedness outstanding under any Revolving Credit Facility that is secured by a Permitted Lien described in clause (17) of the definition thereof, and all other obligations of the Issuer, the Co-Issuer, or any Restricted Subsidiaries under such Revolving Credit Facility, all Cash Management Obligations permitted by the Indenture and secured by the collateral securing any Obligations under such Revolving Credit Facility, and all Hedging Obligations permitted by the Indenture and secured by the collateral securing any Obligations under the Revolving Credit Facility.”
(e)    Section 1.01 of the Indenture is amended by deleting the text of the definition of “Revolving Facility First-Priority Collateral” in its entirety and replacing it with the following:
“Revolving Facility First-Priority Collateral” means substantially all of the accounts receivable and inventory of the Issuer, the Co-Issuer and the Restricted Subsidiaries (whether now owned or hereinafter arising or acquired and, in the case of Absaloka, only to the extent it is a guarantor under the Revolving Credit Facility) and the proceeds and products thereof.”
ARTICLE THREE

SECTION 3.01.  Amendment of Certain Provisions in Article Four.
(a)     Clause (1) of Section 4.10(b) of the Indenture is amended by deleting the text thereof in its entirety and replacing it with the following:
“(1)    (a) Indebtedness of the Issuer, the Co-Issuer or any Restricted Subsidiary under the Revolving Credit Facility together with the incurrence by any Restricted Subsidiary of guarantees thereof and the issuance and creation of letters of credit and bankers’ acceptances thereunder (with letters of credit and bankers’ acceptances being deemed to have a principal amount equal to the face amount thereof), up to an aggregate principal amount outstanding at any one time not to exceed the greater of (x) $100.0 million and (y) 85% of the aggregate book value of accounts receivable plus 50% of the aggregate book value of inventory of the Issuer, the Co-Issuer and the Restricted Subsidiaries;”
(b)    Clause (11) of Section 4.10(b) of the Indenture is amended by deleting the text thereof in its entirety and replacing it with the following:
“(11)    Refinancing Indebtedness with respect to Indebtedness incurred or outstanding pursuant to the Coverage Ratio Exception or clause (2), (3) or (8) immediately above, this clause (11) or clauses (15) or (18) immediately below; provided, that for the purpose of clause (3) immediately above, with respect to the WML Notes only and without regard to the definition of Refinancing Indebtedness for purposes of this proviso, such Refinancing Indebtedness may be represented by Additional Notes and Note Guarantees.”
(c)    Clause (12) Section 4.10(b) of the Indenture is amended by deleting the text thereof in its entirety and replacing it with the following:
“(12)    Indebtedness supported by one or more letters of credit issued under the Revolving Credit Facility in accordance with clause (1) immediately above; provided, that the amount of Indebtedness permitted to be incurred under this clause (12) supported by any such letter(s) of credit shall not exceed the amount of such letter(s) of credit; provided, further, that upon any reduction, cancellation or termination of such letter(s) of credit, there shall be deemed to be an incurrence of Indebtedness under this Indenture that must be otherwise permitted to be incurred under this Indenture equal to the excess of the amount of such Indebtedness outstanding immediately after such reduction, cancellation or termination over the remaining stated amount, if any, of such letter(s) of credit or the stated amount of any letter(s) of credit issued in a contemporaneous replacement of such letter(s) of credit;”
SECTION 3.02.  Effectiveness of Amendments.
This Second Supplemental Indenture will become effective immediately upon its execution but the amendments in this Second Supplemental Indenture set forth in Article Two and Section 3.01 hereof will only become operative upon the completion of the Sherritt Acquisition and the payment of the Consent Payment to, or in accordance with instructions from, Global Bondholder Services Corporation, as agent for the Holders entitled thereto.
SECTION 3.03.  Continuing Effect of Indenture.
Except as expressly provided herein, all of the terms, provisions and conditions of the Indenture and the Notes shall remain in full force and effect. Each reference in the Indenture to “this Indenture”, “hereof”, “herein”, “hereto” or words of like import referring to the Indenture shall mean and be deemed a reference to the Indenture as modified hereby. To the extent of any inconsistency between the terms of the Indenture and this Second Supplemental Indenture, the terms of this Second Supplemental Indenture will control and govern.
SECTION 3.04.  Construction of Second Supplemental Indenture; GOVERNING LAW.
This Second Supplemental Indenture is executed as and shall constitute an indenture supplemental to the Indenture and shall be construed in connection with and as part of the Indenture. The Section headings herein are for convenience only and shall not affect the construction hereof. THIS SECOND SUPPLEMENTAL INDENTURE WILL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SECTION 3.05.  Trust Indenture Act Controls.
If any provision of this Second Supplemental Indenture limits, qualifies or conflicts with another provision of this Second Supplemental Indenture or the Indenture that is required to be included by the Trust Indenture Act of 1939 as in force at the date as of which this Second Supplemental Indenture is executed, the provision required by said Act shall control.
SECTION 3.06.  Trustee and Note Collateral Agent Disclaimer.
The recitals contained in this Second Supplemental Indenture shall be taken as the statements of the Issuer, the Co-Issuer and the Guarantors, and the Trustee and the Note Collateral Agent assume no responsibility for their correctness. The Trustee and the Note Collateral Agent make no representations as to the validity or sufficiency of this Second Supplemental Indenture. All rights, protections, privileges, indemnities and benefits granted or afforded to the Trustee and the Note Collateral Agent under the Indenture shall be deemed incorporated herein by this reference and shall be deemed applicable to all actions taken, suffered or omitted by the Trustee and the Note Collateral Agent under this Second Supplemental Indenture.
SECTION 3.07.  Counterparts and Severability.
This Second Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument. Any executed counterpart delivered by facsimile, .pdf or other electronic transmission shall be effective as an original of such executed counterpart. In case any provision in this Second Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provision shall not in any way be affected or impaired thereby.

[signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Second Supplemental Indenture to be duly executed, all as of the day and year first above written.

WESTMORELAND COAL COMPANY, as Issuer

By:     /s/ Jennifer Grafton
Name:     Jennifer S. Grafton
Title:     General Counsel and Secretary

WESTMORELAND PARTNERS, as Co-Issuer

By: Westmoreland-Roanoke Valley, L.P.,
as General Partner

By: WEI-Roanoke Valley, Inc.,
as General Partner of Westmoreland-Roanoke
Valley, L.P.

By: /s/ Jennifer Grafton
Name:     Jennifer S. Grafton
Title:    General Counsel and Secretary

By:    Westmoreland - North Carolina Power, L.L.C.
as General Partner

By:    /s/ Jennifer Grafton
Name:     Jennifer S. Grafton
Title:    General Counsel and Secretary

WESTMORELAND - NORTH CAROLINA
POWER, L.L.C., as Guarantor

By:    /s/ Jennifer Grafton
Name:     Jennifer S. Grafton
Title:    General Counsel and Secretary

[additional signature pages follow]

WEI-ROANOKE VALLEY, INC., as Guarantor

By:    /s/ Jennifer Grafton
Name:     Jennifer S. Grafton
Title:     General Counsel and Secretary

WESTMORELAND-ROANOKE VALLEY, L.P., as Guarantor

By:     WEI-Roanoke Valley, Inc., as General Partner
of Westmoreland-Roanoke Valley, L.P.

By:    /s/ Jennifer Grafton
Name:    Jennifer S. Grafton
Title:    General Counsel and Secretary

WESTMORELAND ENERGY LLC, as Guarantor

By:    /s/ Jennifer Grafton
Name:     Jennifer S. Grafton
Title:    General Counsel and Secretary

WESTMORELAND RESOURCES, INC., as Guarantor

By:    /s/ Jennifer Grafton
Name:     Jennifer S. Grafton
Title:    General Counsel and Secretary

WRI PARTNERS, INC., as Guarantor

By:    /s/ Jennifer Grafton
Name:     Jennifer S. Grafton
Title:    General Counsel and Secretary

[additional signature pages follow]

WESTMORELAND COAL SALES COMPANY,
INC., as Guarantor

By:    /s/ Jennifer Grafton
Name:     Jennifer S. Grafton
Title:     General Counsel and Secretary

WESTMORELAND POWER, INC., as Guarantor

By:    /s/ Jennifer Grafton
Name:    Jennifer S. Grafton
Title:     General Counsel and Secretary

WCC LAND HOLDING COMPANY, INC., as Guarantor

By:    /s/ Jennifer Grafton
Name:    Jennifer S. Grafton
Title:    General Counsel and Secretary

WESTMORELAND KEMMERER, INC., as Guarantor

By:    /s/ Jennifer Grafton
Name:    Jennifer S. Grafton
Title:     General Counsel and Secretary

[additional signature page follows]

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Trustee

By:    /s/ John Stohlmann_
Name: John C. Stohlmann
Title: Vice President

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Note Collateral Agent

By:    /s/ John Stohlmann_
Name: John C. Stohlmann
Title: Vice President